MetLife Investors Variable Annuity Class VA	Variable Annuity Application	Exhibit 5(iv) Send Application and check to: MetLife Investors Insurance Company of California Policy Service Office: P.O. Box 10366 Des Moines, Iowa 50306-0366 For assistance call: 800 848-3854

ACCOUNT INFORMATION

1. Annuitant

Name (First) (Middle) (Last)	Social Security Number – –
Sex ☐ M ☐ F Date of Birth _____/_____/____

Address (Street) (City) (State) (Zip)	Phone ( _____) ______________________________

2. Owner (Complete only if different than Annuitant)

Correspondence is sent to the Owner.

Name (First) (Middle) (Last)	Social Security/Tax ID Number – –
Sex ☐ M ☐ F Date of Birth/Trust ____/____/____

Address (Street) (City) (State) (Zip)	Phone ( _____) ________________________________

3. Joint Owner

Name (First) (Middle) (Last)	Social Security Number – –
Sex ☐ M ☐ F Date of Birth _____/_____/_____

Address (Street) (City) (State) (Zip)	Phone ( _____) ______________________________

4. Beneficiary

Show full name(s), address(es), relationship to Owner, Social Security Number(s), and percentage each is to receive. Use the Special Requests section if additional space is needed. Unless specified otherwise in the Special Requests section, if Joint Owners are named, upon the death of either Joint Owner, the surviving Joint Owner will be the primary beneficiary, and the beneficiaries listed below will be considered contingent beneficiaries.

– –

Primary Name	Address	Relationship	Social Security Number	%
– –

Primary Name	Address	Relationship	Social Security Number	%
– –

Contingent Name	Address	Relationship	Social Security Number	%
– –

Contingent Name	Address	Relationship	Social Security Number	%

5. Plan Type			6. Purchase Payment
☐ NON-QUALIFIED			Funding Source of Purchase Payment

QUALIFIED			☐ 1035 Exchange	☐ Check	☐ Wire

☐ 401			Initial Purchase
☐ 403(b) TSA Rollover*			Payment $ _________________________________________ Make Check Payable to MetLife Investors
408 IRA* (check one of the options listed below)

Traditional IRA	SEP IRA	Roth IRA	(Estimate dollar amount for 1035 exchanges, transfers, rollovers, etc.)
☐ Transfer	☐ Transfer	☐ Transfer
☐ Rollover	☐ Rollover	☐ Rollover	Minimum Initial Purchase Payment:
☐ Contribution –Year______	☐ Contribution –Year______	☐ Contribution –Year______	$5,000 Non-Qualified	$2,000 Qualified

*The annuitant and owner must be the same person.

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RIDERS	11. Replacements

7. Benefit Riders (subject to state availability and age restrictions)

Does the applicant have any existing life insurance policies or annuity contracts?                                                                             ☐  Yes     ☐  No

Is this annuity being purchased to replace any existing life insurance or annuity policy(ies)?                                                                           ☐  Yes     ☐  No

If “Yes,” applicable disclosure and replacement forms must be attached.

These riders may only be chosen at time of application. Please note, there are additional charges for the optional riders. Once elected these options may not be changed.
1) ☐ Lifetime Income Solution
2) ☐ Guaranteed Withdrawal Benefit (GWB)*

* Only one (Lifetime Income Solution or GWB) may be elected	12. Acknowledgement and Authorization

3)    Death Benefit Riders (Check one. If no election is made, the Principal

        Protection option will apply).

☐ Principal Protection (no additional charge)

☐ Annual Step-Up

☐ Compounded-Plus

4)    ☐ Earnings Preservation Benefit Rider

5)    ☐ Other

I (We) agree that the above information and statements and those made on all pages of this application are true and correct to the best of my (our) knowledge and belief and are made as the basis of my (our) application. I (We) acknowledge receipt of the current prospectus of MetLife Investors Variable Annuity Account Five. PAYMENTS AND VALUES PROVIDED BY THE CONTRACT FOR WHICH APPLICATION IS MADE ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

COMMUNICATIONS	(Owner Signature & Title, Annuitant unless otherwise noted) (Joint Owner Signature & Title) (Signature of Annuitant if other than Owner) Signed at (City) (State) Date
8. Telephone Transfer

I (We) authorize MetLife Investors Insurance Company of California (MetLife Investors) or any person authorized by MetLife Investors to accept telephone transfer instructions and/or future payment allocation changes from me (us) and my Registered Representative/Agent. Telephone transfers will be automatically permitted unless you check one or both of the boxes below indicating that you do not wish to authorize telephone transfers. MetLife Investors will use reasonable procedures to confirm that instructions communicated by telephone are genuine.

I (We) DO NOT wish to authorize telephone transfers for the following (check applicable boxes): ☐ Owner(s) ☐ Registered Representative/Agent

SIGNATURES
9. Fraud Statement
Notice to Applicant:	13. Agent’s Report

For Arkansas, Kentucky, Louisiana, New Mexico, Ohio, Pennsylvania,

Tennessee and Washington D.C. Residents: Any person who knowingly and with intent to defraud any insurance company or other person files an application or submits a claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and subjects such person to criminal and civil penalties.

For Florida Residents: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

For New Jersey Residents: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

Agent’s Signature Phone Agent’s Name and Number Name and Address of Firm State License ID Number (Required for FL) Client Account Number
10. Special Requests

9029 (7/04)	APPVA-504VACA